UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2004

NANOPHASE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	36-3687863
(State of incorporation)	(I.R.S Employer Identification No.)

1319 Marquette Drive

Romeoville, Illinois 60446

(630) 323-1200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Item 5.	Other Events and Required FD Disclosure

On March 23, 2004 the Company entered into a Joint Development Agreement with Altana Chemie AG. In connection with the agreement, the Company issued 1,256,281 shares of its common stock to Altana Chemie AG at a purchase price of $7.96 per share for an aggregate consideration of $10,000,000. On March 25, 2004, the Company issued a Press Release disclosing such transactions with Altana Chemie AG. A copy of the Press Release is being filed as Exhibit 99.1 and is incorporated herein by reference.

Item 7.	Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release dated March 25, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nanophase Technologies Corporation

By	/s/ Joseph Cross

Joseph Cross, Chief Executive Officer

Date: March 25, 2004